Exhibit 5.1

John McKenna

+1 650 843-5059

jmckenna@cooley.com

January 12, 2021

Sunesis Pharmaceuticals, Inc.

395 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080

Ladies and Gentlemen:

We have represented Sunesis Pharmaceuticals, Inc. a Delaware Corporation (the “Company”), in connection with a registration statement on Form S-4 (the “Registration Statement”) (No. 333-251567), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement provides for the registration by the Company of up to (i) 113,924,602 shares (the “Common Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) 776,739 shares of Common Stock (the “Warrant Shares” and together with the Common Shares, the “Shares”) issuable upon exercise of certain warrants (the “Warrants”), to be issued in connection with the merger (the “Merger”) of Sol Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), with and into Viracta Therapeutics, Inc., a Delaware corporation (“Viracta”), with Viracta surviving the merger as a wholly owned subsidiary of the Company, pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of November 29, 2020, by and among the Company, Merger Sub and Viracta (the “Merger Agreement”). The number of Shares is determined before the reverse stock split described below.

In connection with this opinion, we have examined and relied upon the Registration Statement in the form an amendment thereto is to be filed with the Commission on the date hereof, the Merger Agreement, the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), and Amended and Restated Bylaws, as amended, each as currently in effect, and originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

In rendering this opinion, we have assumed that (i) prior to the issuance of any of the Shares (a) the amendment to the Charter to effect a reverse stock split of at least three for one as provided in the Registration Statement is effective, (b) all other approvals for the issuance of the Shares referred to in the Registration Statement have become effective and (ii) no shares of capital stock of the Company are issued or commitments to issue capital stock made by the Company prior to effectiveness of the Merger, other than as expressly permitted by the Merger Agreement.

January 12, 2021

Page Two

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when the Registration Statement has been declared effective and the Shares have been issued and paid for in the manner contemplated by, and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder. This opinion speaks only as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Sincerely,

COOLEY LLP

By:	/s/ John McKenna
John McKenna